UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2012

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

Delaware	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1321 Discovery Drive

Billings, Montana 59102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (406) 373-8700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment Number Two to Credit Agreement

On May 29, 2012, Stillwater Mining Company (“Stillwater”) entered into Amendment Number Two (the “Second Amendment”) to the Credit Agreement (as defined below) with Wells Fargo Capital Finance, LLC as administrative agent (the “Agent”), lead arranger, book runner, and lender, U.S. Bank National Association (“U.S. Bank”) as syndication agent and lender, Union Bank, N.A. (“Union Bank”), as lender, and First Interstate Bank as lender. The Second Amendment makes technical amendments to the Credit Agreement (the “Credit Agreement”), dated as of December 23, 2011, among Stillwater, the lenders from time to time party thereto, and the Agent, to permit the issuance of convertible notes in conjunction with the offering described herein.

The foregoing description of the Second Amendment is not intended to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Amendment Number Three to the Credit Agreement

On October 10, 2012, Stillwater entered into Amendment Number Three (the “Third Amendment”) to the Credit Agreement with the Agent, lead arranger, book runner, and lender, U.S. Bank, as syndication agent and lender, Union Bank, as lender, and First Interstate Bank as lender. The Third Amendment increases the capacity of Stillwater to incur debt under the Credit Agreement in connection with the offering described herein. If the offering amount exceeds $300,000,000, the Amendment increases the limitation on unsecured permitted indebtedness from $300,000,000 to $400,000,000. In addition, if and when a portion of the proceeds of the offering is used to repay the outstanding principal balance of the Company’s existing convertible debentures due in 2028, that portion will be deemed to be a refinancing of existing indebtedness under the Credit Agreement and the limitation on unsecured permitted indebtedness will be reduced from $400,000,000 by the amount of such portion, up to an aggregate reduction of $100,000,000.

The foregoing description of the Third Amendment is not intended to be complete and is qualified in its entirety by reference to Exhibit 10.2 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 8.01.	Other Events

Stillwater announced today that it intends to offer $300 million aggregate principal amount of convertible senior notes due 2032, subject to market and other conditions. Stillwater expects to grant the financial institutions acting as the underwriters an option to purchase up to an additional $45 million aggregate principal amount of the notes to cover over-allotments. The notes will pay interest semi-annually and will be convertible, under certain circumstances, into cash and/or shares of Stillwater’s common stock based on a conversion rate to be determined. The interest rate, conversion rate and other terms of the notes will be determined at the time of pricing of the offering.

Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering, which is being made pursuant to an effective shelf registration statement.

Stillwater intends to use the net proceeds from the offering to repay amounts that may come due under Stillwater’s outstanding 1.875% convertible debentures in March 2013, and any additional proceeds may be used for general corporate purposes.

A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment Number Two to Credit Agreement and Joinder Agreement, dated as of May 29, 2012, between Stillwater Mining Company, the Lenders (as defined therein) party thereto, Wells Fargo Capital Finance, LLC as administrative agent, lead arranger and book runner and U.S. Bank National Association as syndication agent.

10.2	Amendment Number Three to Credit Agreement and Joinder Agreement, dated as of October 10, 2012, between Stillwater Mining Company, the Lenders (as defined therein) party thereto, Wells Fargo Capital Finance, LLC as administrative agent, lead arranger and book runner and U.S. Bank National Association as syndication agent.

99.1	Press Release of Stillwater Mining Company dated October 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STILLWATER MINING COMPANY

By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary

Date: October 11, 2012

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Amendment Number Two to Credit Agreement and Joinder Agreement, dated as of May 29, 2012, between Stillwater Mining Company, the Lenders (as defined therein) party thereto, Wells Fargo Capital Finance, LLC as administrative agent, lead arranger and book runner and U.S. Bank National Association as syndication agent.

10.2	Amendment Number Three to Credit Agreement and Joinder Agreement, dated as of October 10, 2012, between Stillwater Mining Company, the Lenders (as defined therein) party thereto, Wells Fargo Capital Finance, LLC as administrative agent, lead arranger and book runner and U.S. Bank National Association as syndication agent.

99.1	Press Release of Stillwater Mining Company dated October 11, 2012.